JOINT FILING INFORMATION

Reporting Person:	SOROS FUND MANAGEMENT LLC

Address:	888 SEVENTH AVENUE 33RD FLOOR NEW YORK, NY 10106

Designated Filer:	SOROS FUND MANAGEMENT LLC

Issuer and Symbol:	DIGITAL RIVER, INC. (DRIV)

Date of Event Requiring Statement:	8/17/2012

Signature:	/s/ Jodye Anzalotta, as Assistant General Counsel

Jodye Anzalotta, as Assistant General Counsel

Reporting Person:	GEORGE SOROS

Address:	888 SEVENTH AVENUE 33RD FLOOR NEW YORK, NY 10106

Designated Filer:	SOROS FUND MANAGEMENT LLC

Issuer and Symbol:	DIGITAL RIVER, INC. (DRIV)

Date of Event Requiring Statement:	8/17/2012

Signature:	/s/ Jodye Anzalotta, as Attorney-in-Fact

Jodye Anzalotta, as Attorney-in-Fact

Reporting Person:	ROBERT SOROS

Address:	888 SEVENTH AVENUE 33RD FLOOR NEW YORK, NY 10106

Designated Filer:	SOROS FUND MANAGEMENT LLC

Issuer and Symbol:	DIGITAL RIVER, INC. (DRIV)

Date of Event Requiring Statement:	8/17/2012

Signature:	/s/ Jodye Anzalotta, as Attorney-in-Fact

Jodye Anzalotta, as Attorney-in-Fact